SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)

Exhibit 10.2

SECOND AMENDMENT TO MASTER PRODUCT PURCHASE AGREEMENT AND SECOND AMENDMENT TO RAILCAR USAGE AGREEMENT

This Second Amendment to Master Product Purchase Agreement and Second Amendment to Railcar Usage Agreement (the “Amendment”) is entered into on September 28, 2020, by and between Smart Sand, Inc., a Delaware corporation (“Smart Sand”), and Rice Drilling B LLC, a Delaware limited liability company (“Buyer”).

Recitals

Whereas, Smart Sand and Buyer have entered into (i) a Master Product Purchase Agreement, dated effective as of January 1, 2017, as amended by a First Amendment to Master Product Purchase Agreement and First Amendment to Railcar Usage Agreement, dated June 21, 2019 (as amended, the “PPA”), and (ii) a Railcar Usage Agreement, dated effective as of January 1, 2017, as amended by a First Amendment to Master Product Purchase Agreement and First Amendment to Railcar Usage Agreement, dated June 21, 2019 (as amended, the “RUA”, and together with the PPA, the “Agreements”);

Whereas, Smart Sand and Buyer desire to amend the PPA and RUA; and

Whereas, pursuant to Section 15.1 of the PPA and Section 8 of the RUA, the Agreements may not be changed or amended except by a writing executed by both parties.

Now, Therefore, in consideration of the foregoing recitals and the mutual promises set forth herein, sufficiency of which is acknowledged by the undersigned, the Buyer and Smart Sand hereby agree as follows:

1. Amendment to the PPA. The PPA shall be amended as follows:

1.1 The table contained in Section 1.1 of the PPA shall be deleted in its entirety and restated as follows:

Contract Year	Minimum Tons per Year
1	***
2	***
3	***
4	***
5	***

1.2 The first three sentences of Section 2.1 of the PPA shall be deleted in its entirety and restated as follows:

“The pricing for each of the Products for each Contract Year shall be as set forth on Appendix C attached hereto and incorporated by reference (“Contract Price”). The parties agree that all Products ordered by Buyer will be loaded onto Buyer or Smart Sand supplied railcars (which Smart Sand railcars shall consist of up to *** railcars for Products), and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, and (ii) all railcars and trucks supplied by Buyer will be set up to receive unpackaged Products, and (iii) delivery of the Products shall occur upon the transfer of Products into the applicable railcar or truck, as the case may be, via a delivery chute. Delivery will be, and all prices are quoted, FCA Smart Sand’s rail spur facility located in Oakdale, Wisconsin, or such other Smart Sand facility as determined by Smart Sand, Incoterms 2010; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, at the request of Buyer and subject to transload availability, as determined by Smart Sand in its sole discretion, Products may be delivered DAP Tidewater’s transload facility in Steubenville, Ohio (the “Terminal”), Incoterms 2010. All Products delivered to the Terminal shall count towards satisfying the Minimum Tons per Year under the PPA. Buyer must pay in full for any order for Products to be delivered to the Terminal that is subsequently cancelled if Smart Sand has ordered locomotive power for such order and provided written notice and supporting documentation to Buyer that it has ordered such locomotive power, in each case, prior to Smart Sand’s receipt of notification of such cancellation.”

1.3 The following shall be added to the end of Section 5 of the PPA:
“Irrespective of where the Products are being delivered, all testing for Specifications shall occur at Smart Sand’s Oakdale, Wisconsin facility.”

1.4 The reference in Section 4.2 of the PPA to “December 31, 2020” shall be deleted in its entirety and replaced with “December 31, 2021”.

1.5 The reference in Section 7.1 of the PPA to “Contract Year 4” shall be deleted in its entirety and replaced with “Contract Year 5”.

1.6 The reference in Section 12 of the PPA to “James D. Young” in the contact information for Fox Rothschild LLP shall be deleted in its entirety and replaced with “Vincent A. Vietti”.

1.7 The following shall be added to Appendix C as a new subparagraph 4):

“The Contract Price for Products shipped to the Terminal shall be $***/ton, which amount is, notwithstanding anything to the contrary contained in the Agreement, (i) inclusive of ***; and (ii) not subject to any annual percentage increase. The foregoing price does not include ***, all of which shall be paid by Buyer. The Contract Price set forth in this paragraph (a) shall not be used for calculating the Deferment Payment under Section 1.4 of the PPA, and (b) is contingent upon shipment of unit trains having ***. In the event that a shipment of Products to the Terminal will be less than *** (“Railcar Underage”), and such Railcar Underage will result in a higher Contract Price for such shipment, then in such case, (x) if (and only if) Buyer approves the Contingency Notice (as defined below), the Contract Price set forth in this paragraph shall be adjusted upwards by ***; and (y) Smart Sand shall notify Buyer in writing at least twenty-four (24) hours prior to such shipment departing from Smart Sand’s production facility (“Contingency Notice”), which Contingency Notice shall set forth ***, together with reasonable supporting documentation thereof. Within twenty-four (24) hours of its receipt of the Contingency Notice, Buyer may provide written notice to Smart Sand of Buyer’s election to (1) cancel the applicable shipment, (2) receive the applicable shipment and pay ***, or (3) add a number of additional railcars to eliminate the Railcar Underage. In the event that Buyer fails to provide such written notice to Smart Sand within such twenty-four (24) hour period, then in such case, Buyer shall be deemed to have cancelled the applicable shipment.
The Contract Price for delivery to the Terminal includes all of the rail freight charges and fees (including rail fuel surcharges) currently assessed by Smart Sand’s rail carrier for the shipment of Products (the “Base Rail Charge”). If following the date hereof, the Base Rail Charge is increased by Smart Sand’s rail carrier for the shipment of Products to the Terminal (such charge, the “New Rail Charge”), then, following Smart Sand’s provision of written notice and reasonable supporting documentation of such increase to Buyer, the Contract Price shall be adjusted by an amount equal to the difference between the New Rail Charge per ton and the Base Rail Charge per ton.”

2. Amendment to the RUA. The RUA shall be amended as follows:

2.1 Section B of the Recitals of the RUA shall be deleted in its entirety and replaced with the following:

“B. Smart Sand and Borrower desire to provide for the terms under which Smart Sand will dedicate to Borrower, and Borrower may use, up to *** railcars from Smart Sand’s fleet of railcars during the period ending upon termination or expiration of the PPA.”

2.2 Section 1.A of the RUA shall be deleted in its entirety and replaced with the following:
“A. Borrower may use Smart Sand’s railcars dedicated from Smart Sand’s fleet, solely for the purpose of shipping frac sand pursuant to the PPA from Smart Sand’s designated sand mining and processing facilities (each, a “Facility” and collectively, the “Facilities”). As consideration for the usage of railcars, during the Term, Borrower shall pay to Smart Sand $*** per ton of Products purchased or required to be purchased under the PPA, other than for Products that are delivered DAP or DAT to a rail terminal, Incoterms 2010. Borrower understands that the dedicated railcars will be interchangeable with other railcars in Smart Sand’s railcar fleet in Smart Sand’s sole discretion.”

2.3 The reference to “December 31, 2020” in Section 2 of the RUA shall be deleted and replaced with “December 31, 2021”.

3. General Provisions.

3.1 Defined Terms. Capitalized terms used and not defined herein shall have those definitions as set forth in the Agreements.

3.2 Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

3.3 Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile or pdf signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.5 No Other Changes. Except as expressly amended by this Amendment, all of the terms of the Agreements shall remain in full force and effect.

3.6 Entire Agreement. This Amendment, the Agreements and the agreements and documents referred to herein, together with all the Exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Amendment, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

In Witness Whereof, the parties hereto have executed this Second Amendment to Master Product Purchase Agreement and Second Amendment to Railcar Usage Agreement as of the date first written above.

SMART SAND, INC.

By: /s/ John Young
Name: John Young
Title: COO

RICE DRILLING B, LLC

By: /s/ Toby Rice
Name: Toby Rice
Title: President & CEO